UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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MACKENZIE REALTY CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject: MacKenzie Realty Capital, Inc. 2019 Annual Meeting

MacKenzie Realty Capital, Inc.
Re: We need your vote!
Meeting Date: October 23, 2019

Control Number: 1234567891011
To: SHAREHOLDER

The annual meeting of stockholders of Mackenzie Realty Capital scheduled to be held on October 23, 2019.

According to our latest records, your vote for this meeting has not been returned.  Regardless of the number of shares you may own, it is very important that they be represented at this meeting.  Further, by voting now, you can help us limit the additional fees we may incur related to the continued solicitation of votes required to hold our meeting.
Your board of directors unanimously recommends that stockholders vote FOR all proposals.  We need your vote in order to continue our offering.
We urge you to use either the toll-free number 1-877-777-8133 or website www.aalvote.com/XX06 , which we have set up for you to quickly and easily vote your shares.  Please see the attached proxy card for instructions. Alternatively, you may sign, date and mail the enclosed proxy card in the postage paid envelope provided.

PLEASE VOTE TODAY! YOUR VOTE IS IMPORTANT!

*If you have recently mailed your proxy card or cast your vote by phone or internet, please accept our thanks and disregard this request.

* Please Do Not Reply to this email as the mailbox is not being monitored.